UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 13, 2012

                               IMAGINE MEDIA, LTD.
                               -------------------
             (Exact name of Registrant as specified in its charter)



     Delaware                       000-53316                  26-0731818
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(State or other jurisdiction    (Commission File No.)       (IRS Employer
 of incorporation)                                          Identification No.)

                        3030 Old Ranch Parkway, Suite 350
                              Seal Beach, CA 90740
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (562) 280-0483

                                       N/A
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          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02   Unregistered Sales of Equity Securities.

     As reported in its 8-K Report filed on September 19, 2011, in September 2011 the Company issued 12,416,462 shares of its common stock to shareholders of TransBiotec, Inc., a California corporation ("TBT") in exchange for approximately 52% of the outstanding shares of TBT.

     On January 13, 2012 the Company's directors approved the issuance of 10,973,678 shares of its common stock to shareholders of TBT in exchange for approximately 45% of the outstanding shares of TBT.

     As a result of the foregoing, the Company has acquired approximately 97% of the outstanding shares of TBT.

     The shares of the Company's common stock issued in exchange for the TBT shares were not registered under the Securities Act of 1933 and are restricted securities. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the issuance.

     The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. Any certificates representing the shares of common stock will bear a restricted legend providing that they cannot be sold unless pursuant to an effective registration statement or an exemption from registration. No commissions were paid in connection with the issuance.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

     On January 13, 2012 Gregory Bloom and Harlan Munn resigned as directors of the Company and Ronald Williams, Sam Satyanarayana and Devadatt Mishal were appointed directors of the Company.

     Ronald Williams (age 66) has been TBT's Chief Technology Officer since October 28, 2005. Mr. Williams has been a director of TBT since June 3, 2010. Since 1993, Mr. Williams has owned and operated a mixed fruit tree orchard in Fallbrook, California. Since 1972, Mr. Williams has worked as an aerospace engineer and since 2005, Mr. Williams has been employed as a Principal Engineer for the Aerospace Corporation in El Segundo, California. Mr. Williams holds a Bachelor of Science Degree in physics from the University of California at Los Angeles and has performed graduate studies in mechanical and material engineering at Cal State Northridge.

     Sam Satyanarayana (age 71) has been a director of TBT since June 3, 2010. Between October 2004 and December 2006 Mr. Satyanarayana was TBT's Chief Executive Officer and President. Since 1990 Mr. Satyanarayana has been the Chief Executive Officer of Autosense International which designs, manufactures and markets breath alcohol ignition devices. Mr. Satyanarayana holds a Bachelor of

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Science Degree in Computer  Engineering from the University of Mysore,  India, a
Masters of Science in Engineering from Oklahoma State University and a Masters of Business Administration from the University of Rochester.

     Devadatt Mishal (age 63) has been a director of TBT since June 3, 2010. Dr. Mishal has been a practicing Obstetrician and Gynecologist since March 1982 in Downy, California. Dr. Mishal received his medical degree from Lokmanya Tilak Municipal Medical College and Maharashtra University of Health Sciences in Mumbai, India.

     The resignations of Mr. Bloom and Mr. Munn, and the appointments of Mr. Williams, Mr. Satyanarayana and Mr. Mishal, complete the transition of the Company's management to the management of TBT as a result of the Company's acquisition of TBT.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 18, 2012

                                 IMAGINE MEDIA, LTD.



                                 By: /s/ Charles Bennington
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                                     Charles Bennington, Chief Executive Officer
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